Exhibit 99.2

[letterhead of Franz A. Skryanz]

Louis B. Bernstein
President and Chief Executive Officer
Xethanol Corporation
1185 Avenue of the Americas
New York, NY 10036

October 5, 2006

Dear Lou,

I hereby resign as a member of the Board of Directors (the “Board”) of Xethanol Corporation (the “Company”), effective as of the date hereof.

This resignation is for personal reasons and is not the result of a disagreement with the Board or management regarding the operations, policies or practices of the Company.

Sincerely,

/s/ Franz A. Skryanz

Franz A. Skryanz